UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2022

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2022, Jones Soda Co. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mark Murray, the Company’s Chief Executive Officer and President. Under the terms of the Employment Agreement, Mr. Murray is entitled to receive an annual base salary of $330,000 and is eligible to receive an annual cash bonus of at least $100,000 (the “Annual Bonus”) in the event that the Company achieves annual revenues in any full fiscal year of at least $19,900,441 (calculated in accordance with Generally Accepted Accounting Principles in the United States) (the “Revenue Target”) and at least ($495,066) in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) (the “EBITDA Target”). The Annual Bonus is to be adjusted upward by $2,500 for each 1% that the Company’s actual annual revenues and adjusted EBITDA exceed the Revenue Target and the EBITDA Target, up to a maximum of $50,000 (the total Annual Bonus paid in any given year shall not exceed $150,000). The amount of the Annual Bonus shall be calculated based on the financial results of the Company’s soda business that is currently being conducted by the Company as of the effective date of the Employment Agreement and will not include the financial results of any acquired entities or the businesses of any successor entity to the Company.

Additionally, pursuant to the terms of the Employment Agreement, the Company granted Mr. Murray one million eight hundred thousand (1,800,000) restricted stock units (the “RSUs”) which shall vest as follows with a February 15, 2022 vesting commencement date (the “Vesting Commencement Date”), in each case subject to Mr. Murray’s continued service through the applicable time vesting date: (1) 600,000 of the RSUs shall vest on the six (6) month anniversary of the Vesting Commencement Date, (2) 600,000 of the RSUs shall vest on the fifteen (15) month anniversary of the Vesting Commencement Date, and (3) the remaining 600,000 of the RSUs shall vest on the thirty (30) month anniversary of the Vesting Commencement Date. All RSUs shall immediately vest upon the occurrence of a “Change in Control” as defined in the Company’s 2022 Omnibus Equity Incentive Plan.

If Mr. Murray's employment is terminated by the Company "Without Cause" or if Mr. Murray resigns for "Good Reason" (each as defined in the Employment Agreement), he will be entitled to receive in addition to all earned and unpaid base salary and accrued but unused vacation, severance benefits consisting of twelve (12) months of his then current base salary, and reimbursement for continuation of his health insurance coverage, as permitted by the Consolidated Omnibus Budget Reconciliation Act, for twelve (12) months following termination, in each case subject to Mr. Murray executing a separation agreement and general release.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the terms of the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.         Description

10.1        Employment Agreement between the Company and Mark Murray dated May 27, 2022
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

June 2, 2022	By:	/s/ Mark Murray
Mark Murray Chief Executive Officer and President